Exhibit 4.2

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Member:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings & Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”) at a price which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on May 8, 2023.

THE PROXY VOTE

Your vote is very important. Your proxy card(s) should be voted in advance of our special meeting of members, which is scheduled for June 20, 2023 at 1:00 p.m. Eastern Time at 6 E. Church Street, Elberton, Georgia. If you have more than one account, you may receive more than one proxy card. These are not duplicate proxy cards . Please vote all proxy cards received. We urge you to cast your votes immediately by internet or telephone by following the instructions on the proxy card. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. You may also deliver your signed proxy cards in person to Elberton during normal banking hours. Regardless of how you choose to cast your votes, please vote today. Our Board of Directors urges you to vote “FOR” the Merger Conversion proposal. Not voting will have the same effect as voting “AGAINST” the Merger Conversion proposal.

Please note:

•

There will be no change to the balances, interest rates or other terms of your accounts with us as a result of the Merger Conversion. At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with the Bank, and the Elberton banking office will become a branch location of the Bank.

•	Voting does not obligate you to purchase shares of Oconee common stock in the Offering.

THE STOCK OFFERING

As an eligible member of Elberton, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Offering before any shares are made available for sale to the general public. The common stock is being offered at $28.94 per share, and there will be no sales commission charged to purchasers during the Offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by (1) overnight delivery to the indicated address on the Stock Order Form, (2) hand delivery to the Bank’s office located at 41 N. Main Street, Watkinsville, Georgia or Elberton’s office located at 6 East Church Street, Elberton, Georgia, during normal business hours, or (3) by mail using the postage-paid return envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on June 23, 2023. If you are considering purchasing stock with funds you have in an IRA, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the Merger Conversion or purchasing shares, please refer to the enclosed Proxy Statement, Offering Circular and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as an Elberton member.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

M

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings & Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”) at a price which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on May 8, 2023.

Our records indicate that you were a depositor of Elberton as of the close of business on March 31, 2020 or March 31, 2023 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Offering before any shares are made available for sale to the general public. The common stock is being offered at $28.94 per share, and there will be no sales commission charged to purchasers during the Offering.

Please read the enclosed Offering Circular and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by (1) overnight delivery to the indicated address on the Stock Order Form, (2) hand delivery to the Bank’s office located at 41 N. Main Street,Watkinsville, Georgia or Elberton’s office located at 6 East Church Street, Elberton, Georgia,during normal business hours, or (3) by mail using the postage-paid return envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on June 23, 2023. If you are considering purchasing stock with funds you have in an IRA, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the Merger Conversion or purchasing shares, please refer to the enclosed Offering Circular and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

F

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings & Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale at a price which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on May 8, 2023 (the “Offering”).

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by (1) overnight delivery to the indicated address on the Stock Order Form, (2) hand delivery to the Bank’s office located at 41 N. Main Street,Watkinsville, Georgia or Elberton’s office located at 6 East Church Street, Elberton, Georgia,during normal business hours, or (3) by mail using the postage-paid return envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on June 23, 2023.

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

T. Neil Stevens
President and Chief Executive Officer

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

C

Dear Sir/Madam:

Performance Trust Capital Partners, LLC has been retained by Oconee Financial Corporation as marketing agent in connection with the offering of Oconee Financial Corporation common stock.

At the request of Oconee Financial Corporation, we are enclosing materials regarding the offering of shares of Oconee Financial Corporation common stock. Included in this package is an Offering Circular describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Offering Circular.

Sincerely,

Performance Trust Capital Partners, LLC

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

D

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Member:

I am writing to request your vote on a matter of importance. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings & Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

Your vote is very important. As an Elberton member, we need your participation in an important vote. Enclosed are materials describing the Merger Conversion proposal, the offering and your voting rights. Also enclosed are one or more proxy cards which represent your voting rights as a member of Elberton.

Your proxy card(s) should be voted in advance of our special meeting of members, which is scheduled for June 20, 2023 at 1:00 p.m. Eastern Time at 6 E. Church Street, Elberton, Georgia. If you have more than one account, you may receive more than one proxy card. These are not duplicate proxy cards. Please vote all proxy cards received. We urge you to cast your votes immediately by internet or telephone by following the instructions on the proxy card. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. You may also deliver your signed proxy cards in person to Elberton during normal banking hours.

Regardless of how you choose to cast your vote, please vote today. Our Board of Directors urges you to vote “FOR” the Merger Conversion proposal. Not voting will have the same effect as voting “AGAINST” the Merger Conversion proposal.

We urge you to vote on the Plan. However, we regret that Oconee Financial Corporation is unable to offer to you the sale of common stock in the Offering because the small number of Elberton customers in your state makes registration of the common stock under your state’s securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Merger Conversion or how to cast your votes, please refer to the enclosed Proxy Statement, Offering Circular, and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

B

Dear Fellow Shareholder:

I am pleased to tell you about an opportunity for further investment in Oconee Financial Corporation (“Oconee” or “OSBK”) common stock.

Pursuant to a Plan of Merger Conversion (the “Plan”), Oconee State Bank (the “Bank”) plans to acquire Elberton Federal Savings & Loan Association (“Elberton”). Pursuant to the Plan, Oconee, the parent company of the Bank, is offering shares of its common stock for sale to certain eligible investors (the “Offering”), at a price which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on May 8, 2023.

As an Oconee shareholder of record as of April 30, 2023, you are eligible to participate in the Offering. The common stock is being offered at $28.94 per share, and there will be no sales commission charged to purchasers during the Offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by (1) overnight delivery to the indicated address on the Stock Order Form, (2) hand delivery to the Bank’s office located at 41 N. Main Street, Watkinsville, Georgia or Elberton’s office located at 6 East Church Street, Elberton, Georgia, during normal business hours, or (3) by mail using the postage-paid return envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on June 23, 2023.

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

T. Neil Stevens
President and Chief Executive Officer

Questions?

Call our Stock Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings & Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

S

Questions and Answers About Our Plan of Merger Conversion and Related Oconee Stock Offering

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

This brochure answers questions about our plan of merger conversion and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Offering Circular carefully, including the “Risk Factors” section.

GENERAL — THE MERGER CONVERSION

Q.	What is the Merger Conversion?

A.

Under the plan of merger conversion (the “Plan”), Elberton Federal Savings & Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank, is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with Oconee State Bank, and the Elberton banking office will become a branch location of Oconee State Bank.

Q.	What are the reasons for the Merger Conversion and Offering?

A.	Many factors were considered before arriving at the decision to pursue the Merger Conversion, among them being:

•	the complementary aspects of Elberton’s and Oconee State Bank’s respective businesses;

•	the belief that Oconee’s acquisition of Elberton is an attractive avenue for expanding Oconee’s geographic footprint in its core Northeast Georgia market; and

•	the belief that Elberton’s customers will benefit from the Bank’s expanded offering of products and services.

For these reasons and many others, the Elberton and Oconee boards of directors determined that the Merger Conversion is in the best interests of their members, customers, employees and community. (See the section captioned “Our Acquisition of Elberton Federal Savings & Loan Association” in the Offering Circular).

Q.	Will the Merger Conversion affect the balance, rate or terms of Elberton member accounts?

A.

No. The Merger Conversion will not affect the balance, rate or terms of Elberton deposits or loans. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with Oconee State Bank, and the Elberton banking office will become a branch location of Oconee State Bank.

THE ELBERTON MEMBER PROXY VOTE

The Merger Conversion proposal is subject to approval by Elberton’s eligible members.

Q.	Why should I vote “FOR” the Merger Conversion proposal?

A.

As an eligible Elberton member, your vote “FOR” the Merger Conversion proposal is extremely important to us. The Merger Conversion cannot be implemented without the approval of the members of Elberton. As described more fully in the Proxy Statement and the Offering Circular, upon completion of the Merger Conversion Elberton’s deposit and loan customers will become customers of Oconee State Bank. As customers of Oconee State Bank, customers will have access to additional banking locations as well as products and services that the smaller Elberton has historically been unable to offer its customers.

Voting does not obligate Elberton members to purchase common stock during the Offering.

Q.	Who is eligible to vote on the Merger Conversion proposal?

A.

Elberton’s depositors and borrowers as of the close of business on May 31, 2023 will be entitled to vote, provided that they continue to be depositors or borrowers as of June 20, 2023, which is the date of the Special Meeting.

Q.	What happens if Elberton members don’t vote?

A.

Voting is very important. Not voting the Proxy Cards received will have the same effect as voting “AGAINST” the proposal. Without sufficient favorable votes, we cannot proceed with the Merger Conversion and related Oconee stock offering.

Q.	How do Elberton members vote?

A.

Members may cast their vote immediately by following the telephone or internet voting instructions on the Proxy Card, or if preferred, mark their vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. Signed proxy cards may also be returned to Elberton during normal banking hours. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE MERGER CONVERSION PROPOSAL. Telephone and Internet voting are available 24 hours a day.

Q.	How are member votes calculated?

A.

Depositors of Elberton at the close of business on May 31, 2023 will be entitled to one vote for each $100 or fraction thereof on deposit. In addition, borrowers at that date are entitled to one vote in addition to any votes they may also be entitled to cast as depositors. However, no member may cast more than 50 votes. Proxy Cards are not imprinted with the number of votes. However, votes will be automatically tallied by computer.

Q.	Can members receive more than one Proxy Card?

A.

If you have more than one deposit or loan account with Elberton, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all of the Proxy Cards sent to you.

Q.	Who must sign Proxy Cards with more than one name on them?

A.

The name(s) reflect the title of each members accounts. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

Oconee is offering for sale between 110,142 and 149,015 shares of common stock at $28.94 per share, which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on May 8, 2023. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of Oconee common stock in the Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Elberton with aggregate balances of at least $50 at the close of business on March 31, 2020;

Priority #2 — Depositors of Elberton with aggregate balances of at least $50 at the close of business on March 31, 2023; and

Priority #3 — Depositors and borrowers of Elberton at the close of business on May 31, 2023.

Shares not sold in the above priorities may be offered for sale to the general public through a community offering with a preference given to 1) residents of Elberton or Elbert County, Georgia and 2) shareholders of record of Oconee on April 30, 2023.

Q.	I am eligible to subscribe for shares of common stock in the Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to purchase in the Offering priorities described above may purchase shares in the Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of subscribers as detailed above.

Q.	How may I buy shares during the Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Oconee State Bank’s office located at 41 N. Main Street, Watkinsville, Georgia or Elberton’s office located at 6 East Church Street, Elberton, Georgia, or by mail using the Stock Order Reply Envelope provided. You may not hand-deliver Stock Order Forms to any other location. Please do not mail Stock Order Forms to Elberton’s or Oconee’s offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 5:00 p.m., Eastern Time, on June 23, 2023. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Oconee Financial Corporation. All checks will be deposited upon receipt. We cannot accept wires or third-party checks. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Elberton or Oconee deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for withdrawal must be in the account(s) at the time the Stock Order Form is received.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at Oconee State Bank’s prevoiling statement saving rate from the date your payment is processed until the completion of the Merger Conversion and the Offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing withdrawal from your Elberton or Oconee deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the Merger Conversion and Offering.

Q.	How many shares may I subscribe for?

A.

The minimum order is 17 shares ($491.98). The maximum number of shares that may be purchased by a person, entity or group of persons through a single Elberton account is 5% of the shares sold in the Offering. Assuming the maximum number of shares are sold in the offering, the maximum individual purchase is 7,450 shares ($215,603).

More detail on purchase limits can be found in the section captioned “Terms of the Offering — Maximum and

Minimum Purchase Limitations” in the Offering Circular. Please call the Stock Information Center with any questions about purchase limits.

Q.	As an Elberton subscriber, can I subscribe for shares and add someone who is not on my Elberton accounts to my stock registration?

A.	No.

Q.	May I use a loan from Elberton or Oconee to pay for shares?

A.	No. Elberton and Oconee are precluded by regulation from loaning funds to anyone for the purchase of Oconee common stock during the Offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent.

Q.	Will the stock be insured?

A.	No. Like any common stock, Oconee’s common stock is not insured.

Q.	Will dividends be paid on the stock?

A.

Oconee currently pays a dividend on its common stock on an annual basis, and it anticipates paying an annual dividend after the completion of the Merger Conversion. Oconee has no current intention to change its dividend strategy, but has and will continue to evaluate that decision on an annual basis. In 2023, 2022, and 2021, Oconee declared annual dividends of $0.85, $0.70, and $0.65 per share, respectively.

Q.	How may I sell my shares, and how will the newly issued shares of Oconee trade?

A.

Oconee’s common stock is currently quoted on the OTCQX Marketplace under the trading symbol “OSBK”. When the shares sold in the Offering are issued, they will continue to trade on the OTCQX Marketplace. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Oconee Financial Corporation common stock. However, purchasers of Oconee common stock in the Offering will be prohibited from selling or transferring any shares purchased in the Offering for a period of 60 days following the date on which the Merger Conversion is consummated in accordance with the Plan of Conversion.

Q.	If I purchase shares in the Offering, when will I receive my shares?

A.

As soon as practicable after completion of the Offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. All shares of Oconee common stock sold in the Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Offering Circular or call our Stock Information Center at (312) 521-1600, from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may cast your vote immediately by following the telephone or internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also return your signed Proxy Card(s) in person to Elberton Federal Savings during normal banking hours.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE MERGER CONVERSION PROPOSAL.

Not Voting Has The Same Effect As Voting “AGAINST” The Proposal.

Voting Does Not Obligate You To Purchase Common Stock In The Offering.

THE PLAN OF MERGER CONVERSION WILL NOT RESULT IN CHANGES TO THE BALANCES, RATES OR TERMS OF YOUR DEPOSIT OR LOAN ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. Your votes will not be counted twice.

QUESTIONS?

Please call our Information Center at (312) 521-1600

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

Elberton Federal Savings & Loan Association

You’re Invited to a Community Meeting

We cordially invite you to attend one of our community meetings to learn more about the offering of Oconee Financial Corporation common stock to be sold in connection with the merger of Elberton Federal Savings & Loan Association with and into Oconee State Bank.

❖	Members of senior management of Oconee and Elberton will discuss the planned Merger Conversion.

❖	You will be able to meet one-on-one with officers of Elberton Federal Savings & Loan Association and Oconee State Bank to ask questions.

❖	There will be no sales pressure. You will receive materials about the Oconee Financial Corporation stock offering. Then you decide if the stock purchase matches your investment objectives.

Community meetings will be held in Elberton and Watkinsville, Georgia. Meeting times and locations are listed on the reverse side. To make a reservation, or to receive an Offering Circular and a Stock Order Form in advance of a meeting, please call our Stock Information Center at (312) 521-1600, Monday through Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

Elberton Federal Savings

& Loan Association

Community Meetings

May 31, 2023, 5:30 p.m.

Hadden Estate at DGD Farms

1150 Cliff Dawson Road

Watkinsville, Georgia 30677

June 1, 2023, 5:30 p.m.

Hadden Estate at DGD Farms

1150 Cliff Dawson Road

Watkinsville, Georgia 30677

June 2, 2023, 5:30 p.m.

The Elberton Arts Center

17 W. Church Street

Elberton, Georgia 30635

❖

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

Oconee State Bank / Elberton Federal Opportunity May 2023 Investor Presentation

GENERAL INFORMATION This presentation is for general informational purposes by Oconee Financial Corporation (“Oconee”) and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The information in this Presentation is being furnished solely for the purpose of enabling prospective investors to make their own evaluations of the Offering (as described below) and the Transaction (as defined below). Such information is not intended to and does not contain all the information that prospective investors will require to form the basis of an investment decision. The information contained herein speaks as of the date hereof. Neither the delivery of this information nor any eventual sale of the Shares (as defined below) shall under any circumstances imply that the information contained herein is correct as of any future date or that there has been no change in the business, prospects or other business affairs of the entities described herein after the date hereof. None of Performance Trust Capital Partners, LLC or any entity involved in the Transaction (nor any of their respective affiliates shall have any obligation to update or revise this presentation. Nothing contained herein is, or should be relied upon as, a promise or representation as to future performance. Each recipient of this Presentation should perform their own independent investigation and analysis of the Transaction and the Offering and the value of the Shares. The information and data contained herein are not a substitute for independent evaluation and analysis. In making an investment decision, prospective investors must rely on their own examination, including the merits and risks involved. This Presentation does not constitute legal, business, tax or other advice regarding an investment in the Shares, and you are urged to consult with your own legal, tax, investment and accounting advisers with respect to the consequences of an investment in the Shares. This presentation is being made in respect of the proposed transaction (the ”Transaction”) involving, Oconee, Oconee State Bank and Elberton Federal Savings & Loan Association (“Elberton”), whereby Oconee will acquire Elberton and offer its common stock (the “Shares”) to certain investors, including eligible Oconee shareholders and eligible Elberton deposit holders and borrowers (the “Offering”). In connection with the Transaction Oconee has filed a Form 1-A with the Securities and Exchange Commission that includes an offering circular (the “Offering Circular”) describing (among other things) the offering of shares and the Transaction. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE OFFERING CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Copies of the Offering Circular are being provided with this Presentation and are available without charge on the SEC’s website (www.sec.gov). Oconee has authorized Performance Trust Capital Partners, LLC to act, among other roles, as its marketing agent in connection with the Transaction. The Shares are not a deposit or bank account, and are not and will not be, insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other federal or state government agency. Neither the Shares nor the investment in the Shares has been approved or disapproved by the Securities and Exchange Commission (the “SEC”), the FDIC, the Board of Governors of the Federal Reserve System, or any other federal or state regulatory authority, nor has any such authority passed upon or endorsed the merits of the Transaction or the accuracy or adequacy of this Presentation. Any representation to the contrary is a criminal offense. AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT IN THE SHARES. YOU SHOULD FOCUS ON AND UNDERSTAND THE SECTION OF THE OFFERING CIRCULAR ENTITLED “RISK FACTORS” BEFORE INVESTING IN THE SHARES. Notice to Recipients

CAUTION REGARDING FORWARD-LOOKING STATEMENTS This Presentation and oral statements made from time to time by Oconee’s representatives may constitute “forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Security Exchange Act of 1934, as amended, that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous risks and uncertainties relating to Oconee’s operations and business environment, all of which are difficult to predict and may be beyond Oconee’s control. Forward-looking statements include information concerning Oconee’s future results, interest rates and the interest rate environment, loan and deposit growth, loan performance, operations, employees and business strategy. These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only and are not forecasts and may not reflect actual results. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause Oconee’s actual results to differ materially from the information in the forward-looking statements and can change as a result of many possible events or factors, not all of which are known to us or in Oconee’s control. These factors include but are not limited to: (i) potential risks and uncertainties relating to the effects of COVID-19, including the duration of the COVID-19 outbreak, actions that have been and will be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; (ii) Oconee’s ability to execute and prudently manage Oconee’s growth and execute Oconee’s strategy, including expansion activities; (iii) Oconee’s ability to adequately measure and limit Oconee’s credit risk; (iv) business, market and economic conditions generally and in the financial services industry, nationally and within Oconee’s local markets; (v) factors that can impact the performance of Oconee’s loan portfolio, including real estate values and liquidity in Oconee’s markets and the financial health of Oconee’s commercial borrowers; (vi) the failure of assumptions and estimates, as well as differences in, and changes to, economic, market, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; (vii) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and Oconee’s ability to maintain licenses required in connection with mortgage origination, sale and servicing operations; (viii) compliance with the Bank Secrecy Act, OFAC rules and anti-money laundering laws and regulations; (ix) governmental monetary and fiscal policies; (x) the effectiveness of Oconee’s risk management framework, including internal controls; (xi) the composition of and changes in Oconee’s management team and Oconee’s ability to attract and retain key personnel; (xii) geographic concentration of Oconee’s business in certain Alabama and Georgia markets; (xiii) Oconee’s ability to attract and retain customers; (xiv) the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest-sensitive assets and liabilities, and the risks and uncertainty of the amounts realizable; (xv) changes in the availability and cost of credit and capital in the financial markets, and the types of instruments that may be included as capital for regulatory purposes; (xvi) changes in the prices, values and sales volumes of residential and commercial real estate; (xvii) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, trust and other wealth management services and insurance services, including the disruption effects of financial technology and other competitors who are not subject to the same regulations as Oconee; (xviii) the failure of assumptions and estimates underlying the establishment of allowances for possible loan losses and other asset impairments, losses, valuations of assets and liabilities and other estimates; (xix) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (xx) changes in technology or products that may be more difficult, costly, or less effective than anticipated; (xxi) systems failures or interruptions involving Oconee’s risk management framework, Oconee’s information technology and telecommunications systems or third-party servicers; (xxii) unauthorized data access, cyber-crime and other threats to data security and customer privacy; (xxiii) Oconee’s ability to maintain Oconee’s historical rate of growth; (xxiv) Oconee’s ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions; (xxv) deterioration of Oconee’s asset quality or the value of collateral securing loans; (xxvi) changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters and appropriate compliance with applicable law and regulation; (xxvii) operational risks associated with Oconee’s business; (xxviii) volatility and direction of market interest rates and the shape of the yield curve; (xxix) Oconee’s ability to maintain important deposit customer relationships, maintain Oconee’s reputation or otherwise avoid liquidity risks; (xxx) the obligations associated with being a public company; (xxxi) the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject; (xxxii) natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities as well as national and international economic conditions and health issues, such as COVID-19, and other matters beyond Oconee’s control and (xxxii) other factors disclosed by Oconee in its filings with the SEC. All statements in this Presentation, including forward-looking statements, are made only as of the date they are made. Although Oconee believes that these forward-looking statements are based on reasonable assumptions, beliefs and expectations, if a change occurs or Oconee’s beliefs, assumptions and expectations were incorrect, Oconee’s business, financial condition, liquidity or results of operations may vary materially from those expressed in Oconee’s forward-looking statements. Subsequent written and oral forward-looking statements attributable to us or persons acting on Oconee’s behalf are expressly qualified in their entirety by these cautionary statements. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect Oconee. The Company has no duty to, and does not intend to, update or revise the forward-looking statements after the date on which they are made. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this Presentation or elsewhere might not reflect actual results. Notice to Recipients

As part of its pending acquisition of Elberton Federal Savings & Loan Association (“Elberton”), Oconee Financial Corporation (“Oconee”) is offering to certain investors an opportunity to subscribe for its stock at a discount to its current trading value Oconee is offering between 110,142 and 149,015 shares of its common stock at a price of $28.94 per share vs. closing price of $34.10 as of 05/08/23 Participants in this meeting will learn more about this potential opportunity and the two banking franchises that are coming together as part of the merger, including receipt of the required detailed offering materials and the required subscription documents The presentation that follows is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular Oconee must receive completed subscriptions by 06/23/23 Investment Opportunity Summary Source:Offering Circular dated 05/09/23

Companies Overview

Elberton Federal Savings & Loan Association

- Elberton is a mutual savings and loan association, meaning it has no stockholders
  - Charter established in 1922
- Headquarters in Elberton, GA
- Total assets of $26.8mm at 03/31/23
- 4 full-time employees
- Serves approximately 700 depositors and 300 loan customers

Pro Forma High-Level Overview[1]

- **Total assets of $567.5mm**
- **Total equity of $37.2mm**
- **1,026,075 shares outstanding**
- **Book Value Per Share of $36.28**
- **Tangible Book Value Per Share[2] of $36.05**
- **Earnings Per Share of $3.91**

Oconee Financial Corporation

- Oconee was established as a registered bank holding company in 1999
  - OTCQX Ticker: OSBK
  - Parent company of Oconee State Bank, a Georgia-chartered commercial bank
- Oconee State Bank was chartered in 1960
- Total assets of $526.1mm at 03/31/23
- Office Locations:
  - Corporate Headquarters – opened in 2021
  - Main Bank Office – opened in 1960
  - Bogart Branch – opened in 1983
  - Gwinnett Financial Center Branch – opened in 2018
  - Athens Financial Center Branch – opened in 2021
  - Macon Financial Center Branch – opened in 2023
- 84 full-time and 2 part-time employees

Source: Offering Circular dated 05/09/23; Performance Trust
(1) Assumes the midpoint of the offering range
(2) Tangible Book Value Per Share subtracts $234k of core deposit intangible from common equity

PERFORMANCE TRUST
CAPITAL PARTNERS
5

Company Structures Elberton Federal Savings & Loan Association Oconee Financial Corporation Oconee State Bank Members 100% 100% Pre-Transaction Oconee Financial Corporation is a registered bank holding company and is the parent company of Oconee State Bank Elberton Federal Savings & Loan Association is a mutual savings and loan association, meaning it has no stockholders. Customers are considered “members” and have certain voting rights Stockholders 100%

Company Structures Elberton Federal Savings & Loan Association Oconee Financial Corporation Oconee State Bank 100% Post-Transaction Stockholders 100% In connection with the Merger Conversion, Elberton will convert from the mutual to the stock form of organization and immediately thereafter merge with and into Oconee State Bank The Merger Agreement, the Plan of Merger Conversion, and applicable rules and regulations promulgated by the Office of the Comptroller of the Currency, Elberton’s primary Federal regulator, require Oconee to offer shares of its common stock to Elberton members Any shares not purchased by Elberton members will be offered to Oconee shareholders and community members in the Elberton and Oconee markets

Transaction Timeline Mid-July Anticipated close, completion of merger, and issuance of new shares 06/20/23 Elberton member meeting for Plan approval 05/11/23 Subscription and Community Offering period begins 02/09/23 Oconee Form 1-A filed 06/01/21 Announcement of Merger Conversion November 2022 OCC provides comments on Application for Conversion 07/21/21 Elberton files Application for Conversion with OCC 06/23/23 Subscription and Community Offering period ends 05/09/23 SEC and regulatory approval

Offering Summary Source:Offering Circular dated 05/09/23; Performance Trust Minimum Midpoint Maximum Offering Size $3,187,500 $3,750,000 $4,312,500 Purchase Price $28.94 $28.94 $28.94 Shares Issued 110,142 129,578 149,015 Minimum Individual Purchase (shares) 17 17 17 Minimum Individual Purchase $491.98 $491.98 $491.98 Maximum Individual Purchase (shares) 5,507 6,478 7,450 Maximum Individual Purchase $159,372.58 $187,473.32 $215,603.00 Shares Issued 110,142 129,578 149,015 Legacy Oconee Shares Outstanding 896,497 896,497 896,497 Pro Forma Shares Outstanding 1,006,639 1,026,075 1,045,512

Federal regulations require that the aggregate purchase price of the securities sold in the Offering be based upon the estimated pro forma market value of Elberton as determined by an independent appraisal. Elberton retained RP Financial, L.C. to prepare the appraisal. Pursuant to the regulatory conversion guidelines, the valuation range indicates a minimum value of $3,187,500 and a maximum value of $4,312,500, with a midpoint of $3,750,000 for Elberton as of 10/28/22 Offering for sale up to 149,015 shares of Oconee common stock on a “best efforts” basis. Offering for sale a minimum of 110,142 shares, with a midpoint of 129,578 shares Minimum Investment: No person may purchase fewer than 17 shares ($491.98) in the Offering Maximum Investment: The maximum aggregate amount of Oconee common stock which any person, together with any associate or group of persons acting in concert may, directly or indirectly, subscribe for or purchase in the Offering is 5.0% of the total number of shares of Oconee common stock sold in the offering Minimum Offering: 5,507 shares for $159,372.58 Midpoint Offering: 6,478 shares for $187,473.32 Maximum Offering: 7,450 shares for $215,603.00 The Offering Source:Offering Circular dated 05/09/23; Performance Trust

Purchase Price Formula: 85% of the average daily closing price of Oconee common stock for the 30 full trading days ending on 05/08/23, the trading day immediately preceding the date of the Offering Circular Oconee Current Trading Price: $34.10 as of 05/08/23 Oconee 30-day Average Closing Price: $34.05 as of 05/08/23 Oconee currently pays a dividend on its common stock on an annual basis, and it anticipates declaring and paying an annual dividend after the completion of the Merger Conversion. Oconee has no current intention to change its dividend strategy, but has and will continue to evaluate that decision on an annual basis 2023 Oconee annual dividend: 85 cents per share with an implied 2.94% dividend yield at the discounted purchase price 2022 Oconee annual dividend: 70 cents per share 2021 Oconee annual dividend: 65 cents per share Common stock is NOT FDIC insured. Deposit accounts all remain insured up to the regulatory limit, but common stock is NEVER FDIC insured Purchasers of Oconee common stock will be prohibited from transferring or selling any of the shares purchased for a period of 60 days following the date on which the Merger Conversion is consummated The Offering (Continued) Source:Offering Circular dated 05/09/23; Performance Trust

Peer Group Trading Analysis Source:Offering Circular dated 05/09/23; S&P Capital IQ Pro; Performance Trust Criteria:Includes all publicly-traded banks headquartered in AL, FL, GA, NC, SC, TN, VA with reported total assets between $250mm and $750mm as of 12/31/22; excludes BKSC, LUMB, MFBP, PCLB, SCYT, TBBC, TSBA, thrift-chartered banks, MHCs, converted thrifts, and merger targets Note:Consolidated financial data as of 12/31/22; market data as of 05/05/23; bank level data used where consolidated is unavailable; Oconee P/PF TBV at midpoint valuation and implied dividend yield at discounted price in red box 2

The following persons have received nontransferable subscription rights to purchase shares of Oconee common stock in the Subscription Offering in the following descending order of priority: Eligible Account Holders – each person that held deposits of $50 or more in Elberton on 03/31/20 Supplemental Eligible Account Holders – each person, other than Elberton’s directors, officers, and their Associates, that held deposits of $50 or more in Elberton on 03/31/23 Other Members – each person that held deposits or loans in Elberton on 04/30/23 To the extent there are shares of Oconee common stock available for purchase after allocation of shares in the Subscription Offering, the following persons will have the right to subscribe to shares of Oconee common stock in the Community Offering: Elberton Residents – natural persons, including trusts of natural persons, residing in Elberton, GA or Elbert County, GA Shareholders of Record – shareholders of record of Oconee on 03/31/23 Other Subscribers – the general public Purchase Priorities Source:Offering Circular dated 05/09/23 Note:See the section captioned “Oversubscription Procedures” on page 37 of the Offering Circular for a description of allocation procedures in the event of an oversubscription

Purchase Priorities Diagram Source:Offering Circular dated 05/09/23; Performance Trust Eligible Account Holders Supplemental Eligible Account Holders Other Members Elberton Residents Shareholders of Record Other Subscribers Subscription Offering Community Offering The Subscription Offering and the Community Offering run concurrently

To subscribe for shares of Oconee common stock, Eligible Members and Community Offerees must complete the Stock Order Form and return it, with full payment You may submit your Stock Order Form by: Overnight delivery to the indicated address on the Stock Order Form Hand delivery to the bank’s office located at 41 N. Main Street, Watkinsville, GA or Elberton’s office located at 6 East Church Street, Elberton, GA, during normal business hours Mail using the postage-paid return envelope accompanying the Offering Circular Overnight or hand delivery is strongly encouraged Subscribers who have deposit accounts with Elberton or Oconee may, instead of providing full payment with the Stock Order Form, include instructions on the Stock Order Form as to withdrawal from such deposit accounts Methods of Payment: Check or money order payable to Oconee Financial Corporation Checks will be cashed upon receipt and placed in escrow pending consummation of the Merger Conversion Deposit account withdrawal Elberton and Oconee depositors may authorize the withdrawal of funds from CDs to subscribe for stock with no early withdrawal penalty IRA May be purchased and held in a self-directed IRA If your broker does not support this type of investment, Performance Trust can refer brokers who do If you are interested in using an IRA, please contact the Stock Information Center at (312) 521-1600 immediately to discuss the process Subscription deadline of 06/23/23 How to Subscribe for Stock in the Offering Source:Offering Circular dated 05/09/23; Performance Trust

Payment Methods Source:Performance Trust Methods of Payment Check / Money Order Deposit Account Withdrawal IRA Please contact the Stock Information Center immediately

Intended Subscriptions by Oconee Directors & Executive Officers Source:Offering Circular dated 05/09/23 Note:Current ownership as of 12/31/22; intent to purchase share amount based on $28.94 purchase price (1)Includes shares held by Mrs. Stephenson’s minor children, her father’s estate and by Hardigree Properties, LLLP which Mrs. Stephenson is a general partner (2)See pages 78-81 of the Offering Circular for further detail